SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2005

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation) 155 Morristown Road Bernardsville, New Jersey (Address of principal executive offices)	000-50055 (Commission File Number)	22-3768777 (IRS Employer Identification No.) 07924 (Zip Code)

(908) 221-0100
(Registrant's telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2005, Somerset Hills Bancorp entered into Amendment #2 to an Employment Agreement with Gerard Riker, which by its terms makes this agreement renewable annually and provides for severance terms should Mr. Riker’s Employment Agreement terminate as a result of a change in control of the Company ( two years average base salary) or for any reason other than cause (one year average base salary).

On March 31, 2005, the Employment Agreement between Somerset Hills Bancorp and Stewart E. McClure, Jr. was extended for an additional year. Under its terms, it is annually renewable. All other terms of Mr. McClure.s Employment Contract remain in full force and effect.

Item 9.01 Exhibits

Exhibit 10.    Amendment #2 to Employment Agreement of Gerard Riker dated March 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2005	SOMERSET HILLS BANCORP By: /s/Stewart E. McClure, Jr. Stewart E. McClure, Jr. President, Chief Executive Officer and Chief Operating Officer